AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 2023

1933 Act Registration File No.: 333-264478

1940 Act File No.: 811-23793

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

TIDAL TRUST II

(Exact Name of Registrant as Specified in Charter)

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☒	Definitive Information Statement

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RETURN STACKED® BONDS & MANAGED FUTURES ETF

RETURN STACKED® U.S. STOCKS & MANAGED FUTURES ETF

Each, a series of Tidal Trust II

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

October 23, 2023

As a shareholder of the Return Stacked Bonds & Managed Futures ETF and/or the Return Stacked U.S. Stocks & Managed Futures ETF (each, a “Fund” and together, the “Funds”), each a series of Tidal Trust II (the “Trust”), a Delaware statutory trust with principal offices located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to a change of control of the Funds’ futures trading advisor. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail.  We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and as a shareholder of the Fund(s) you need not take any action.

Summary of Information Statement

The Information Statement concerns the Funds’ futures trading advisor, ReSolve Asset Management SEZC (Cayman) (“ReSolve”). There were certain changes to the ownership of ReSolve, whereby Resolve issued new voting shares to other employees of ReSolve, namely to Messrs. Adam Butler and Rodrigo Gordillo, effectively diluting the 100% ownership of ReSolve previously held by Mr. Michael Philbrick (the “Transaction”). The closing of the Transaction resulted in a technical change of control of ReSolve under the Investment Company Act of 1940, as amended, and the automatic termination of the previous futures trading agreements between Toroso Investments, LLC (“Toroso”) and ReSolve. At a meeting of the Board of Trustees of the Trust (the “Board”) on September 15, 2023, the Board approved, pursuant to the Manager of Managers Order (as defined below), new futures trading agreements with ReSolve related to the Funds and their respective wholly-owned Cayman Islands subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries”). In particular, for each Fund, the Board approved: (1) a new futures trading agreement with respect to the Fund (each, a “New Fund Trading Agreement”); and (2) a new futures trading agreement with respect to the Fund’s Subsidiary (each, a “New Subsidiary Trading Agreement,” and together with the New Fund Trading Agreements, the “New Agreements”), subject to the closing of the Transaction. The Transaction closed on October 2, 2023, with the New Agreements going into effect on that date. The terms of the New Agreements are substantively identical to the terms of the previous agreements with ReSolve, including with respect to the fee rates payable to ReSolve.

In anticipation of the Transaction, at a meeting held on September 15, 2023, the Board, including all of the Trustees who are not “interested persons” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective upon the date of the Transaction, the New Agreements between Toroso and ReSolve, with respect to each Fund and each Subsidiary. Under the 1940 Act, futures trading agreements and futures trading advisors are treated as investment sub-advisory agreements and investment sub-advisers. Under the 1940 Act, new sub-advisory agreements (and new futures trading agreements) generally require shareholder approval; however, pursuant to an exemptive order (the “Manager of Managers Order”) issued to Toroso (which extends to the Trust) by the U.S. Securities and Exchange Commission (“SEC”) on June 3, 2019, Toroso – the investment adviser to the series of the Trust (including the Funds) – can hire, terminate, and replace sub-advisers and enter into new sub-advisory agreements without shareholder approval in accordance with the requirements of the Order on behalf of the Trust (except, as a general matter, with sub-advisers affiliated with Toroso).

The Manager of Managers Order permits, among other matters, Toroso, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Board. Although approval of the new subadvisory agreement by the Funds’ shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Funds’ shareholders.

By sending you this notice, the Funds are notifying you that they are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Funds’ website at www.returnstackedetfs.com. The Information Statement will be available on the website until at least February 1, 2024.  To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document.  You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Funds in writing at Tidal Trust II, c/o U.S. Bank Global Fund Services, info@returnstackedetfs.com or calling (844) 737-3001 by February 1, 2024.  If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. One available, each Fund’s most recent annual and semiannual reports will be available upon request, without charge, by contacting your financial intermediary, writing to Tidal Trust II, c/o U.S. Bank Global Fund Services, info@returnstackedetfs.com, calling (844) 737-3001 or downloading them from the website at www.returnstackedetfs.com.

The Funds will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of Fund shares, please contact the Funds in writing at Tidal Trust II, c/o U.S. Bank Global Fund Services, info@returnstackedetfs.com or calling (844) 737-3001. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice.  If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Funds in writing at Tidal Trust II, c/o U.S. Bank Global Fund Services, info@returnstackedetfs.com or calling (844) 737-3001, or contact your financial intermediary. The Funds undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

INFORMATION STATEMENT DATED OCTOBER 23, 2023

This document (“Information Statement”) is purely for informational purposes. You are not being asked to vote or take any action on any matter. This Information Statement provides information concerning the Return Stacked Bonds & Managed Futures ETF and the Return Stacked U.S. Stocks & Managed Futures ETF (each, a “Fund,” and together, the “Funds”) and their respective trading agreements.

In particular, there is a new futures trading advisory agreement for each Fund and a new futures trading advisory agreement for each Fund’s wholly-owned Cayman Island subsidiary (the “Subsidiary), which became effective on October 2, 2023.

This Information Statement is being sent on or about October 30, 2023 to all Fund shareholders of record as of October 24, 2023.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction and Background

The Board of Trustees (the “Board” or “Trustees”) of Tidal Trust II (the “Trust”) approved new futures trading agreements with ReSolve Asset Management SEZC (Cayman) (“ReSolve”) related to the Funds and their respective wholly-owned Cayman Islands subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries.” In particular, for each Fund, the Board approved:

•	a new futures trading agreement with respect to the Fund (each, a “New Fund Trading Agreement”); and
•	a new futures trading agreement with respect to the Fund’s Subsidiary (each, a “New Subsidiary Trading Agreement,” and together with the New Fund Trading Agreements, the “New Agreements”).

The New Agreements did not result in any change in either Fund’s investment objective, investment strategies, advisory fees, or portfolio management team and the material terms are identical to those in the prior futures trading agreements for each Fund and its Subsidiary. The New Agreements were required as a result of certain changes to the ownership of ReSolve, whereby Resolve issued new voting shares to other employees of ReSolve, namely to Messrs. Adam Butler and Rodrigo Gordillo, effectively diluting the 100% ownership of ReSolve previously held by Mr. Michael Philbrick (the “Transaction”). Under the Investment Company Act of 1940, as amended (the “1940 Act”), certain changes in the equity ownership of an investment adviser may result in a technical “change of control” of that adviser. When a technical “change of control” occurs, any investment advisory agreements that an adviser has with respect to investment companies (such as the Funds) automatically terminate.

In anticipation of the Transaction, at a meeting held on September 15, 2023, the Board, including all of the Trustees who are not “interested persons” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective upon the date of the Transaction, the New Agreements among Toroso Investments, LLC (“Toroso”), the investment adviser to the Funds and the Subsidiaries, and ReSolve, with respect to each Fund and each Subsidiary. Under the 1940 Act, futures trading agreements and futures trading advisors are treated as investment sub-advisory agreements and investment sub-advisers. Under the 1940 Act, new sub-advisory agreements (and new futures trading agreements) generally require shareholder approval; however, pursuant to an exemptive order (the “Order”) issued to Toroso (which extends to the Trust) by the U.S. Securities and Exchange Commission (“SEC”) on June 3, 2019, Toroso – the investment adviser to the series of the Trust (including the Funds and Subsidiaries) – can hire, terminate, and replace sub-advisers and enter into new sub-advisory agreements without shareholder approval in accordance with the requirements of the Order on behalf of the Trust (except, as a general matter, with sub-advisers affiliated with Toroso).

ReSolve’s appointment as the futures trading advisor to each Fund and each Subsidiary and the Board’s approval of the New Agreements were made in accordance with the requirements of the Order and do not require shareholder approval. The information herein is provided pursuant to the requirements of the Order.

II.	Board Consideration of the New Sub-Advisory Agreement

In considering the appointment of ReSolve as the futures trading advisor for the Funds and the Subsidiaries, the Trustees considered that ReSolve currently provides futures trading advisory services to the:

(a)	Return Stacked Bonds & Managed Futures ETF pursuant to a futures trading agreement dated October 2, 2023, and to the Return Stacked Bonds & Managed Futures ETF’s Subsidiary pursuant to a futures trading agreement dated October 2, 2023; and the

(b)	Return Stacked U.S. Stocks & Managed Futures ETF pursuant to a futures trading agreement dated October 2, 2023, and to the Return Stacked U.S. Stocks & Managed Futures ETF’s Subsidiary pursuant to a futures trading agreement dated October 2, 2023.

For convenience, each of the futures trading agreements for a Fund is referred to as a “Current Fund Agreement,” and each futures trading agreement for a Subsidiary is referred to as a “Current Subsidiary Agreement,” and collectively they are referred to as the “Current Agreements.”

The Board also considered that the Board was being asked to evaluate each of the New Agreements in light of the anticipated Transaction, which would result in the automatic termination of the Current Agreements.

In evaluating the New Agreements, the Board, including all the Independent Trustees, considered the following factors, among others:

●	For the Return Stacked Bonds & Managed Futures ETF, the relevant Current Agreements were approved by the Board, including all the Independent Trustees, at a meeting on September 15, 2023.

●	For the Return Stacked U.S. Stocks & Managed Futures ETF, the relevant Current Agreements were approved by the Board, including all the Independent Trustees, at a meeting on September 15, 2023. In connection with each approval, the Trustees reviewed information regarding the nature, extent, and quality of services provided by ReSolve; the futures trading advisory fees to be paid to ReSolve; ReSolve’s costs in managing each Fund and its Subsidiary and its anticipated profitability from each Fund; and other potential benefits that may be received by ReSolve and its affiliates as a result of their relationship with each Fund.

●	ReSolve represented to the Board that following the transaction, there will be no changes to ReSolve’s portfolio management team under the New Agreements.

●	There is expected to be no change in the nature, quality, or level of services provided to the Funds or the Subsidiaries.

●	The futures trading fee rates under the New Agreements are the same as those under the Current Agreements.

●	ReSolve represented to the Board that following the Transaction, there will be no changes to the policies and procedures and Code of Ethics of ReSolve, which were previously approved by the Board.

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) each of the New Agreements is in the best interests of each Fund, each Subsidiary, and each Fund’s shareholders, and (ii) the compensation payable under the New Agreements is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.	The New Agreements

Each New Agreement is substantially similar to the respective Current Agreement. ReSolve is responsible for the day-to-day management of each Fund’s (and each Subsidiary’s) commodities portfolio, including determining the futures contracts including, but not limited to, commodity futures; currency futures; equity index futures; bond futures; and interest rate futures to be purchased and sold by the Funds and the Subsidiaries. ReSolve’s actions with respect to the Funds and Subsidiaries are subject to the supervision of Toroso and the Board in accordance with, among other things, the respective investment objectives, policies, and restrictions of each Fund.

ReSolve bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the New Agreements. All other Fund expenses not specifically assumed by ReSolve under the New Agreements or by Toroso under the Investment Advisory Agreement are borne by the Funds.

In addition, Toroso has entered into a fund sponsorship agreement with Newfound Research LLC (“Newfound”) and ReSolve pursuant to which each of Newfound and ReSolve is a sponsor to each Fund. Under these arrangements, Newfound and ReSolve have agreed to provide financial support to the Funds. Every month, unitary management fees for each Fund are calculated and paid to Toroso, and Toroso retains a portion of the unitary management fees. In return Toroso has agreed to pay each of Newfound and ReSolve any remaining profits generated by the unitary management fee. If the amount of the unitary management fees exceeds a Fund’s operating expenses (including the sub-advisory fee and futures trading advisory fee) and the Toroso-retained amount, that excess amount is considered “remaining profit.” In that case, Toroso will pay the remaining profits to Newfound and ReSolve. During months when the funds generated by the unitary management fee are insufficient to cover the entire sub-advisory fee or the futures trading advisory fee, those fees are automatically waived. Further, if the amount of the unitary management fee is less than a Fund’s operating expenses and the Toroso-retained amount, Newfound and ReSolve are obligated to reimburse Toroso for the shortfall.

Pursuant to each New Fund Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of ReSolve, or reckless disregard of its obligations and duties thereunder, none of ReSolve, its affiliates or their respective officers, controlling persons, members, partners, shareholders, agents or employees (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be subject to any liability to Toroso, a Fund (or a Subsidiary, as the case may be) or the Trust for any act or omission in the course of, or connected with, rendering services hereunder. Notwithstanding the foregoing, ReSolve will be liable for Losses (defined below) caused by ReSolve’s provision of financial instrument purchase or sale recommendation to Toroso, but for which ReSolve failed to: (i) correctly identify one or more financial instruments for purchase, sale, shorting, or closing out a short (e.g., wrong CUSIP number); (ii) provide the correct amount or percentage of a Fund’s (or a Subsidiary’s, as the case may be) investment portfolio for a particular financial instrument; (iii) accurately identify the type of transaction (e.g., buy, rather than short); or (iv) provide a particular recommendation to Toroso in a timely manner (collectively, “Update Failures”)

Pursuant to each New Fund Agreement, ReSolve has agreed to indemnify Toroso, its affiliates, officers, controlling persons, agents, and employees for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of ReSolve) or litigation (including reasonable legal and other expenses) (“Losses”) to which Toroso may become subject as a result of (i) ReSolve’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under the relevant Agreement; or (ii) Update Failures; provided, however, that nothing contained in the New Fund Agreements require that Toroso be indemnified for Losses that resulted from Toroso’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Each New Agreement will continue in force for an initial period of two years. Thereafter, each New Agreement will be renewable from year to year with respect to a Fund or its Subsidiary, as the case may be, so long as its continuance is approved at least annually by (1) the vote, cast in person (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom) at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Trust; and (2) by the majority vote of either the full Board or the vote of a majority of the outstanding Fund shares. Each New Agreement will terminate automatically in the event of an assignment and is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the relevant Fund (or relevant Subsidiary, as the case may be) on at least ten (10) days’, but not more than sixty (60) days’, written notice to Toroso and ReSolve, or by Toroso or ReSolve on at least ten (10) days’, but not more than sixty (60) days’, written notice to the Trust and the other party.

There was no change to the investment advisory fee rate payable by the Funds to Toroso in connection with the New Agreements. That is, each Fund’s unitary management fee remains unchanged at 0.95% of the relevant Fund’s average daily net assets. There was no change to the futures trading advisory fee rate payable by Toroso to ReSolve in connection with the change. The fee rate under each New Fund Agreement is 0.04% of the relevant Fund’s average daily net assets, which is paid by Toroso out of its own assets. ReSolve is not paid a separate fee under the New Subsidiary Agreements.

The Funds’ futures trading advisory fees were paid by Toroso to ReSolve through September 30, 2023.

For Return Stacked Bonds & Managed Futures ETF, during the fiscal period ended September 30, 2023, the Fund’s futures trading advisory fees paid or owed by Toroso to ReSolve totaled $3,406. For the Fund’s fiscal period ended September 30, 2023, the Fund did not pay any brokerage commissions to an affiliated broker of ReSolve.

For Return Stacked U.S. Stocks & Managed Futures ETF, during the fiscal period ended September 30, 2023, the Fund’s futures trading advisory fees paid or owed by Toroso to ReSolve totaled $120. For the Fund’s fiscal period ended September 30, 2023, the Fund did not pay any brokerage commissions to an affiliated broker of ReSolve.

IV.	Information Regarding ReSolve

ReSolve Asset Management SEZC (Cayman) (“ReSolve”), located at 90 North Church Street Strathvale House, 5th Floor George Town, Grand Cayman, Cayman Islands, KY1-9012, serves as futures trading advisor to the Funds and the Subsidiaries. ReSolve was founded in 2019, and provides commodity-related services to investment advisors, high net worth individuals, and public and private funds. ReSolve is registered with the CFTC as a commodity pool operator and as a commodity trading advisor. ReSolve is also registered with the Cayman Islands Monetary Authority as a Registered Person under section 5(4) and schedule 4 of the Securities Investment Business Law (as revised and amended) of the Cayman Islands. ReSolve became registered as a commodity pool operator and as a commodity trading advisor with the NFA in 2020. As of August 31, 2023, ReSolve had approximately $324,660,162 in assets under management.

The names, principal occupations, and addresses of the principal executive officers and directors of ReSolve are set forth below:

Names	Occupation	Addresses
Rodrigo Gordillo	President and Director	235 Magellan Quay West Bay Cayman Islands
Adam Butler	Chief Information Officer and Director	65 Cook Quay West Bay Cayman Islands
Michael Philbrick	Chief Executive Officer, Chief Operator and Director	Camana Bay - The Terraces 64 Market St, N312 Cayman Islands

No Officer or Trustee of the Trust is an officer, director, or shareholder of ReSolve (including its affiliates).

SHARE OWNERSHIP

As of October 2, 2023, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each class of each Fund.

As of October 2, 2023, the shareholders below owned beneficially or of record 5% of more of a Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.

Return Stacked® Bonds & Managed Futures ETF

Name and Address	% of Ownership	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	40.59%	Record
National Financial Services LLC 245 Summer Street Boston, MA 02210	23.56%	Record
TD Ameritrade, Inc. 200 South 108th Avenue Omaha, NE 68154	9.87%	Record
Interactive Brokers LLC 2 Pickwick Plaza Greenwich, CT 06830	9.71%	Record

Return Stacked® U.S. Stocks & Managed Futures ETF

Name and Address	% of Ownership	Type of Ownership
Wells Fargo Clearing Services LLC Special Custody Acct. For The Executive Benefit of Customers 2801 MARKET ST Saint Louis MO 63103-2523	26.84%	Record
National Financial Services LLC 245 Summer Street Boston, MA 02210	26.06%	Record
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105-1905	23.92%	Record
J.P. Morgan Securities 383 Madison Ave. New York, NY 10179	6.95%	Record
Interactive Brokers LLC 2 Pickwick Plaza Greenwich, CT 06830	5.09%	Record

SHAREHOLDER PROPOSALS

The Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in a reasonable time prior to the solicitation of proxies for any such meetings.

Additional Information

Additional information about ReSolve is available in each Fund’s Statement of Additional Information, copies of which may be obtained by contacting the Trust through one of the methods provided below.

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Once a Fund’s initial annual shareholder report has been posted to the Trust’s website, a notice will be sent to shareholders (who don’t already receive e-delivery or have not previously requested paper delivery) with notification of the posting to the website and information on how to request a paper copy without charge. Return Stacked U.S. Stocks & Managed Futures ETF has not yet issued an annual or semi-annual report. Return Stacked Bonds & Managed Futures ETF’s semi-annual report for the fiscal half-year period ended July 31, 2023, including financial statements and related notes, was previously made available to shareholders and is available upon request without charge by contacting the Fund by:

Email:	info@returnstackedetfs.com
Regular mail:	c/o U.S. Bank Global Fund Services
P.O. Box 701, Milwaukee,
Wisconsin 53201-0701
Telephone:	(844) 737-3001
Website:	www.returnstackedetfs

To help reduce expenses, environmental waste and the volume of mail you receive, if a copy of this Information Statement is requested, only one copy may be sent to shareholders who share the same household address (“Householding”). You may elect not to participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is Toroso. Toroso’s wholly-owned subsidiary, Tidal ETF Services LLC, provides administrative services to the Trust. They are located at 234 West Florida Street, Suite 203, Milwaukee, WI 53204.

The Trust’s principal underwriter and distributor is Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE